Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49965, 33-64261, 333-14959, 333-14959-01, 333-14959-02, 333-14959-03, 333-15649, 333-16773, 333-16773-01, 333-16773-02, 333-16773-03, 333-19719, 333-19719-01, 333-19719-02, 333-22437, 333-37567, 333-37567-03, 333-42807, 333-52826, 333-52962, 333-52962-01, 333-52962-02, 333-56573, 333-56587, 333-56587-03, 333-68500, 333-68500-01, 333-68500-02, 333-68500-03, 333-68500-04, 333-70639, 333-71876, 333-94393, 333-107207, 333-116771, 333-116771-03, 333-116773, 333-116773-01, 333-116774, 333-116774-01, 333-116775, 333-116775-02, 333-116822, 333-117770, 333-117775, 333-117785, 333-117785-01, 333-117785-02, 333-117785-03, 333-117785-04, 333-117785-05, 333-126750, 333-128506 and 333-130051) and in the Registration Statements on Form S-8 (Nos. 33-01776, 33-40272, 33-40675, 33-49909, 33-49911, 33-49913, 33-54547, 33-62453, 33-63833, 333-02073, 333-07941, 333-15281, 333-22451, 333-31634, 333-31656, 333-31666, 333-47350, 333-64476, 333-73119, 333-92217, 333-92737, 333-112967 and 333-125827) of JPMorgan Chase & Co. or affiliates of our report dated February 24, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the section entitled “Restatement of the Consolidated Statements of Cash Flows” included in Note 1, as to which the date is August 3, 2006; and except for the effects of discontinued operations and segment changes discussed in Note 33, as to which the date is September 15, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
New York, New York
September 15, 2006